UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 24, 2014

                  First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street, Southern Pines, North Carolina	28387
(Address of Principal Executive Offices)	(Zip Code)

                                    (910) 246-2500

(Registrant’s telephone number, including area code)

                                             Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2014, First Bancorp (the “Company”) announced that Michael G. Mayer has been appointed by the board of directors to serve as President of First Bank, the Company’s principal subsidiary, effective with the commencement of his employment on March 10, 2014.

Mr. Mayer, age 54, most recently served as Chief Executive Officer of 1st Financial Services Corporation, parent company of Mountain 1st Bank & Trust, a position he held from January 2010 until 1st Financial Services Corporation’s acquisition in January of 2014. Mr. Mayer previously served as President and Chief Executive Officer of Carolina Commerce Bank from 2009 until 2010 and Colony Signature Bank (In Organization) from 2007 to 2009, and has held various senior banking positions over his thirty year banking career.

In connection with his employment as President of First Bank, the Company and Mr. Mayer expect to enter into an employment agreement with the following terms:

•	One year term commencing on March 10, 2014, which term will automatically renew unless either party gives written notice of non-renewal;
•	Annual base salary of $400,000, subject to applicable withholding of federal and state taxes;
•	Participation in all Company benefit plans made available to other Company employees at the same level as Mr. Mayer, subject to the applicable terms, conditions and eligibility requirements of such plans;
•	If the Company terminates Mr. Mayer’s employment without cause (with such term to be defined in the employment agreement), by notice of non-renewal, or for disability (with such term to be defined in the employment agreement), Mr. Mayer will be entitled to receive a lump sum payment in an amount equal to the greater of his then-current base salary for six months or the then-remaining period of the term of his employment agreement, subject to Mr. Mayer’s execution of a release of all claims and compliance with certain confidentiality, non-competition and non-solicitation provisions to be included in the employment agreement; and
•	If, within 12 months following a change in control (with such term to be defined in the employment agreement) of the Company, the Company terminates Mr. Mayer’s employment and his employment agreement without cause or by notice of non-renewal, or if Mr. Mayer terminates his employment for good reason (with such term to be defined in the employment agreement), then Mr. Mayer will be entitled to receive a lump sum payment in an amount equal to 2.99 times his then current base salary and, if timely and properly elected by Mr. Mayer, reimbursement for certain COBRA continuation coverage, in each case subject to Mr. Mayer’s execution of a release of all claims and compliance with certain confidentiality, non-competition and non-solicitation provisions to be included in the employment agreement.

On February 24, 2014, Anna G. Hollers provided the Company formal notice of her intention to retire as Executive Vice President, Chief Operating Officer and Secretary of the Company, effective on April 1, 2014, after 42 years of service with the Company. The following arrangement will be entered into and become effective upon Ms. Hollers’ retirement:

•	Ms. Hollers will be available to consult with the Company by providing guidance and support consistent with past practice, as well as performing other mutually-agreed upon assignments as may be requested by the Company’s Chief Executive Officer.
•	In connection with such consulting arrangement, Ms. Hollers will receive monthly payments of $27,085.75 through August 17, 2014, with a pro rata payment for the partial month of August. The term and amount of monthly payments is consistent with the terms of her employment agreement with the Company, which would have expired on August 17, 2014.

In addition, the Compensation Committee of the Company’s board of directors recently adopted an amendment to the Company’s Senior Management Supplemental Executive Retirement Plan (the “SERP”) changing the normal retirement age under such SERP. The amendment provides that the normal retirement age for purposes of receiving benefits available under the SERP shall be a participant’s 65th birthday, except that effective March 31, 2014, a participant who, as of any determination date following March 31, 2014, is an executive officer of the Company and has earned at least 40 years of service with the Company, shall be automatically deemed to have met the normal retirement age requirements as of the date such conditions are attained. Ms. Hollers will receive full retirement benefits under the SERP based on her title and years of service to the Company in an amount equal to $7,216.83 per month for the term payable under the SERP. Although Ms. Hollers would have received retirement benefits under the SERP in the absence of the above-described amendment, the amount of such benefits would have been reduced based on an early retirement reduction, resulting in a monthly payment of $5,582.95. Thus the additional cost to the Company with respect to retirement benefits payable to Ms. Hollers resulting from the change in normal retirement age under the SERP is $1,633.88 per month for the term payable under the SERP. The SERP was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 22, 2006.

Ms. Hollers will retain any vested stock options and vested restricted shares of the Company’s stock, which will remain subject to the terms of the award agreements governing such options and shares.

A news release issued February 25, 2014 to announce these events is attached hereto as Exhibit 99(a).

Item 9.01 – Financial Statements and Exhibits.

Exhibit 99(a) – News Release dated February 25, 2014

Disclosures About Forward Looking Statements

The discussions included in this document may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

February 27, 2014	By:	/s/ Richard H. Moore
Richard H. Moore
President and Chief Executive Officer